Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited)
First Quarter 2023

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2023 Earnings Release

*Use of non-GAAP financial measures
Regions believes that presentation of non-GAAP financial measures provides a meaningful basis for period to period comparisons, which management believes will assist investors in assessing the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes certain adjustments does not represent the amount that effectively accrues directly to shareholders. Additionally, our non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2023 Earnings Release
Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Earnings Summary
Interest income - taxable equivalent	$1,654	$1,565	$1,355	$1,166	$1,063
Interest expense - taxable equivalent	224	151	81	47	37
Net interest income - taxable equivalent	1,430	1,414	1,274	1,119	1,026
Less: Taxable-equivalent adjustment	13	13	12	11	11
Net interest income	1,417	1,401	1,262	1,108	1,015
Provision for (benefit from) credit losses	135	112	135	60	(36)
Net interest income after provision for (benefit from) credit losses	1,282	1,289	1,127	1,048	1,051
Non-interest income	534	600	605	640	584
Non-interest expense	1,027	1,017	1,170	948	933
Income before income taxes	789	872	562	740	702
Income tax expense	177	187	133	157	154
Net income	$612	$685	$429	$583	$548
Net income available to common shareholders	$588	$660	$404	$558	$524

Weighted-average shares outstanding—during quarter:
Basic	935	934	934	934	938
Diluted	942	941	940	940	947

Earnings per common share - basic	$0.63	$0.71	$0.43	$0.60	$0.56
Earnings per common share - diluted	$0.62	$0.70	$0.43	$0.59	$0.55

Balance Sheet Summary
At quarter-end
Loans, net of unearned income	$98,057	$97,009	$94,711	$93,458	$89,335
Allowance for credit losses	(1,596)	(1,582)	(1,539)	(1,514)	(1,492)
Assets	154,135	155,220	157,798	160,908	164,082
Deposits	128,460	131,743	135,378	138,263	141,022
Long-term borrowings	2,307	2,284	2,274	2,319	2,343
Shareholders' equity	16,883	15,947	15,173	16,507	16,982
Average balances
Loans, net of unearned income	$97,277	$95,752	$94,684	$90,764	$87,814
Assets	153,082	155,668	158,422	161,826	161,728
Deposits	129,042	133,007	135,518	139,592	138,734
Long-term borrowings	2,286	2,275	2,319	2,328	2,390
Shareholders' equity	16,457	15,442	16,473	16,404	17,717

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2023 Earnings Release
Selected Ratios and Other Information

	As of and for Quarter Ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Return on average assets* (1)	1.62%	1.75%	1.07%	1.44%	1.38%
Return on average common shareholders' equity*	16.10%	19.01%	10.82%	15.18%	13.23%
Return on average tangible common shareholders’ equity (non-GAAP)* (2)	26.70%	33.20%	18.02%	25.40%	21.00%
Return on average tangible common shareholders’ equity excluding AOCI (non-GAAP)* (2)	19.85%	22.91%	14.42%	20.85%	20.25%
Efficiency ratio	52.3%	50.5%	62.3%	53.9%	57.9%
Adjusted efficiency ratio (non-GAAP) (2)	52.2%	51.6%	52.6%	54.2%	57.9%
Dividend payout ratio (3)	31.8%	28.3%	46.2%	28.5%	30.3%
Common book value per share	$16.29	$15.29	$14.46	$15.89	$16.42
Tangible common book value per share (non-GAAP) (2)	$10.01	$9.00	$8.15	$9.55	$10.06
Total equity to total assets	10.95%	10.27%	9.62%	10.26%	10.35%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (2)	6.31%	5.63%	5.01%	5.76%	5.93%
Common equity (4)	$12,419	$12,066	$11,554	$11,298	$10,912
Total risk-weighted assets (4)	$126,262	$125,752	$124,395	$122,154	$116,182
Common equity Tier 1 ratio (4)	9.8%	9.6%	9.3%	9.2%	9.4%
Tier 1 capital ratio (4)	11.2%	10.9%	10.6%	10.6%	10.8%
Total risk-based capital ratio (4)	12.9%	12.5%	12.3%	12.3%	12.5%
Leverage ratio (4)	9.3%	8.9%	8.5%	8.2%	8.0%
Effective tax rate	22.4%	21.5%	23.7%	21.2%	21.9%
Allowance for credit losses as a percentage of loans, net of unearned income	1.63%	1.63%	1.63%	1.62%	1.67%
Allowance for credit losses to non-performing loans, excluding loans held for sale	288%	317%	311%	410%	446%
Net interest margin (FTE)*	4.22%	3.99%	3.53%	3.06%	2.85%
Loans, net of unearned income, to total deposits	76.3%	73.6%	70.0%	67.6%	63.3%
Net charge-offs as a percentage of average loans*	0.35%	0.29%	0.46%	0.17%	0.21%
Adjusted net charge-offs as a percentage of average loans (non-GAAP) * (2)	0.35%	0.29%	0.19%	0.17%	0.21%
Non-performing loans, excluding loans held for sale, as a percentage of loans	0.56%	0.52%	0.52%	0.39%	0.37%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale	0.58%	0.53%	0.54%	0.41%	0.39%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale (5)	0.71%	0.75%	0.65%	0.52%	0.53%
Associate headcount—full-time equivalent	20,113	20,073	19,950	19,673	19,723
ATMs	2,034	2,039	2,043	2,048	2,054
Branch Statistics
Full service	1,251	1,252	1,259	1,259	1,259
Drive-through/transaction service only	34	34	35	35	35
Total branch outlets	1,285	1,286	1,294	1,294	1,294

*Annualized
(1)Calculated by dividing net income by average assets.
(2)See reconciliation of GAAP to non-GAAP Financial Measures that begin on pages 11, 14, 15 and 17.
(3)Dividend payout ratio reflects dividends declared within the applicable period.
(4)Current quarter Common equity as well as Total risk-weighted assets, Common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.
(5)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 18 for amounts related to these loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2023 Earnings Release
Consolidated Balance Sheets

	As of
($ amounts in millions)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Assets:
Cash and due from banks	$2,395	$1,997	$2,117	$2,301	$2,227
Interest-bearing deposits in other banks	6,438	9,230	13,549	18,199	25,718
Debt securities held to maturity	790	801	817	836	864
Debt securities available for sale	28,230	27,933	28,126	29,052	29,384
Loans held for sale	564	354	720	612	694
Loans, net of unearned income	98,057	97,009	94,711	93,458	89,335
Allowance for loan losses	(1,472)	(1,464)	(1,418)	(1,425)	(1,416)
Net loans	96,585	95,545	93,293	92,033	87,919
Other earning assets	1,335	1,308	1,341	1,428	1,504
Premises and equipment, net	1,705	1,718	1,744	1,768	1,794
Interest receivable	538	511	424	365	329
Goodwill	5,733	5,733	5,739	5,749	5,748
Residential mortgage servicing rights at fair value (MSRs)	790	812	809	770	542
Other identifiable intangible assets, net	238	249	266	279	292
Other assets	8,794	9,029	8,853	7,516	7,067
Total assets	$154,135	$155,220	$157,798	$160,908	$164,082
Liabilities and Equity:
Deposits:
Non-interest-bearing	$49,647	$51,348	$54,996	$58,510	$59,590
Interest-bearing	78,813	80,395	80,382	79,753	81,432
Total deposits	128,460	131,743	135,378	138,263	141,022
Borrowed funds:
Short-term borrowings	2,000	—	—	—	—
Long-term borrowings	2,307	2,284	2,274	2,319	2,343
Other liabilities	4,466	5,242	4,973	3,819	3,735
Total liabilities	137,233	139,269	142,625	144,401	147,100
Equity:
Preferred stock, non-cumulative perpetual	1,659	1,659	1,659	1,659	1,659
Common stock	10	10	10	10	10
Additional paid-in capital	11,996	11,988	11,976	11,962	11,983
Retained earnings	7,433	7,004	6,531	6,314	5,915
Treasury stock, at cost	(1,371)	(1,371)	(1,371)	(1,371)	(1,371)
Accumulated other comprehensive income, net	(2,844)	(3,343)	(3,632)	(2,067)	(1,214)
Total shareholders’ equity	16,883	15,947	15,173	16,507	16,982
Noncontrolling interest	19	4	—	—	—
Total equity	16,902	15,951	15,173	16,507	16,982
Total liabilities and equity	$154,135	$155,220	$157,798	$160,908	$164,082

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2023 Earnings Release
End of Period Loans

	As of
						3/31/2023		3/31/2023
($ amounts in millions)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022	vs. 12/31/2022		vs. 3/31/2022
Commercial and industrial	$51,811	$50,905	$49,591	$48,492	$45,643	$906	1.8%	$6,168	13.5%
Commercial real estate mortgage—owner-occupied	4,938	5,103	5,167	5,218	5,181	(165)	(3.2)%	(243)	(4.7)%
Commercial real estate construction—owner-occupied	306	298	282	266	273	8	2.7%	33	12.1%
Total commercial	57,055	56,306	55,040	53,976	51,097	749	1.3%	5,958	11.7%
Commercial investor real estate mortgage	6,392	6,393	6,295	5,892	5,557	(1)	NM	835	15.0%
Commercial investor real estate construction	2,040	1,986	1,824	1,720	1,607	54	2.7%	433	26.9%
Total investor real estate	8,432	8,379	8,119	7,612	7,164	53	0.6%	1,268	17.7%
Total business	65,487	64,685	63,159	61,588	58,261	802	1.2%	7,226	12.4%
Residential first mortgage	19,172	18,810	18,399	17,892	17,373	362	1.9%	1,799	10.4%
Home equity—lines of credit (1)	3,397	3,510	3,521	3,550	3,602	(113)	(3.2)%	(205)	(5.7)%
Home equity—closed-end (2)	2,446	2,489	2,515	2,524	2,500	(43)	(1.7)%	(54)	(2.2)%
Consumer credit card	1,219	1,248	1,186	1,172	1,133	(29)	(2.3)%	86	7.6%
Other consumer—exit portfolios (3)	488	570	662	775	909	(82)	(14.4)%	(421)	(46.3)%
Other consumer	5,848	5,697	5,269	5,957	5,557	151	2.7%	291	5.2%
Total consumer	32,570	32,324	31,552	31,870	31,074	246	0.8%	1,496	4.8%
Total Loans	$98,057	$97,009	$94,711	$93,458	$89,335	$1,048	1.1%	$8,722	9.8%
______
NM - Not meaningful.
(1)     The balance of Regions' home equity lines of credit consists of $1,766 million of first lien and $1,631 million of second lien at 3/31/2023.
(2)    The balance of Regions' closed-end home equity loans consists of $2,180 million of first lien and $266 million of second lien at 3/31/2023.
(3)    Regions ceased originating indirect vehicle loans in the second quarter of 2019 and decided not to renew another third party relationship in the fourth quarter of 2019.

	As of
End of Period Loans by Percentage	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Commercial and industrial	52.8%	52.5%	52.4%	51.9%	51.1%
Commercial real estate mortgage—owner-occupied	5.0%	5.3%	5.5%	5.6%	5.8%
Commercial real estate construction—owner-occupied	0.3%	0.3%	0.3%	0.3%	0.3%
Total commercial	58.1%	58.1%	58.2%	57.8%	57.2%
Commercial investor real estate mortgage	6.5%	6.6%	6.6%	6.3%	6.2%
Commercial investor real estate construction	2.1%	2.0%	1.9%	1.8%	1.8%
Total investor real estate	8.6%	8.6%	8.5%	8.1%	8.0%
Total business	66.7%	66.7%	66.7%	65.9%	65.2%
Residential first mortgage	19.6%	19.4%	19.4%	19.1%	19.4%
Home equity—lines of credit	3.5%	3.6%	3.7%	3.8%	4.0%
Home equity—closed-end	2.5%	2.6%	2.7%	2.7%	2.8%
Consumer credit card	1.2%	1.3%	1.3%	1.3%	1.3%
Other consumer—exit portfolios	0.5%	0.6%	0.7%	0.8%	1.0%
Other consumer	6.0%	5.8%	5.5%	6.4%	6.3%
Total consumer	33.3%	33.3%	33.3%	34.1%	34.8%
Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2023 Earnings Release
Average Balances of Loans

	Average Balances
($ amounts in millions)	1Q23	4Q22	3Q22	2Q22	1Q22	1Q23 vs. 4Q22		1Q23 vs. 1Q22
Commercial and industrial	$51,158	$50,135	$49,120	$46,538	$43,993	$1,023	2.0%	$7,165	16.3%
Commercial real estate mortgage—owner-occupied	5,013	5,073	5,167	5,204	5,237	(60)	(1.2)%	(224)	(4.3)%
Commercial real estate construction—owner-occupied	292	289	274	273	269	3	1.0%	23	8.6%
Total commercial	56,463	55,497	54,561	52,015	49,499	966	1.7%	6,964	14.1%
Commercial investor real estate mortgage	6,444	6,406	6,115	5,760	5,514	38	0.6%	930	16.9%
Commercial investor real estate construction	1,960	1,884	1,764	1,668	1,568	76	4.0%	392	25.0%
Total investor real estate	8,404	8,290	7,879	7,428	7,082	114	1.4%	1,322	18.7%
Total business	64,867	63,787	62,440	59,443	56,581	1,080	1.7%	8,286	14.6%
Residential first mortgage	18,957	18,595	18,125	17,569	17,496	362	1.9%	1,461	8.4%
Home equity—lines of credit	3,460	3,520	3,531	3,571	3,667	(60)	(1.7)%	(207)	(5.6)%
Home equity—closed-end	2,461	2,497	2,519	2,511	2,496	(36)	(1.4)%	(35)	(1.4)%
Consumer credit card	1,214	1,207	1,176	1,145	1,142	7	0.6%	72	6.3%
Other consumer—exit portfolios (1)	527	613	716	836	987	(86)	(14.0)%	(460)	(46.6)%
Other consumer	5,791	5,533	6,177	5,689	5,445	258	4.7%	346	6.4%
Total consumer	32,410	31,965	32,244	31,321	31,233	445	1.4%	1,177	3.8%
Total Loans	$97,277	$95,752	$94,684	$90,764	$87,814	$1,525	1.6%	$9,463	10.8%
______
(1)    Regions ceased originating indirect vehicle loans in the second quarter of 2019 and decided not to renew another third party relationship in the fourth quarter of 2019.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2023 Earnings Release
End of Period Deposits

	As of
						3/31/2023		3/31/2023
($ amounts in millions)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022	vs. 12/31/2022		vs. 3/31/2022
Interest-free deposits	$49,647	$51,348	$54,996	$58,510	$59,590	$(1,701)	(3.3)%	$(9,943)	(16.7)%
Interest-bearing checking	24,066	25,676	26,500	26,989	28,001	(1,610)	(6.3)%	(3,935)	(14.1)%
Savings	15,286	15,662	16,083	16,220	16,101	(376)	(2.4)%	(815)	(5.1)%
Money market—domestic	31,688	33,285	32,444	31,116	31,677	(1,597)	(4.8)%	11	NM
Low-cost deposits	120,687	125,971	130,023	132,835	135,369	(5,284)	(4.2)%	(14,682)	(10.8)%
Time deposits	7,773	5,772	5,355	5,428	5,653	2,001	34.7%	2,120	37.5%
Total Deposits	$128,460	$131,743	$135,378	$138,263	$141,022	$(3,283)	(2.5)%	$(12,562)	(8.9)%

	As of
						3/31/2023		3/31/2023
($ amounts in millions)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022	vs. 12/31/2022		vs. 3/31/2022
Consumer Bank Segment	$83,296	$83,487	$85,455	$84,987	$85,219	$(191)	(0.2)%	$(1,923)	(2.3)%
Corporate Bank Segment	35,185	37,145	38,293	41,456	42,836	(1,960)	(5.3)%	(7,651)	(17.9)%
Wealth Management Segment	7,941	9,111	9,400	9,489	10,420	(1,170)	(12.8)%	(2,479)	(23.8)%
Other (1)	2,038	2,000	2,230	2,331	2,547	38	1.9%	(509)	(20.0)%
Total Deposits	$128,460	$131,743	$135,378	$138,263	$141,022	$(3,283)	(2.5)%	$(12,562)	(8.9)%

	As of
						3/31/2023		3/31/2023
($ amounts in millions)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022	vs. 12/31/2022		vs. 3/31/2022
Wealth Management - Private Wealth	$7,238	$8,196	$8,565	$8,771	$9,472	$(958)	(11.7)%	$(2,234)	(23.6)%
Wealth Management - Institutional Services	703	915	835	718	948	(212)	(23.2)%	(245)	(25.8)%
Total Wealth Management Segment Deposits	$7,941	$9,111	$9,400	$9,489	$10,420	$(1,170)	(12.8)%	$(2,479)	(23.8)%

	As of
End of Period Deposits by Percentage	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Interest-free deposits	38.6%	39.0%	40.6%	42.3%	42.3%
Interest-bearing checking	18.7%	19.5%	19.6%	19.5%	19.9%
Savings	11.9%	11.9%	11.9%	11.7%	11.4%
Money market—domestic	24.7%	25.3%	24.0%	22.5%	22.5%
Low-cost deposits	93.9%	95.7%	96.1%	96.0%	96.1%
Time deposits	6.1%	4.3%	3.9%	4.0%	3.9%
Total Deposits	100.0%	100.0%	100.0%	100.0%	100.0%
NM - Not meaningful.
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits).

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2023 Earnings Release
Average Balances of Deposits

	Average Balances
($ amounts in millions)	1Q23	4Q22	3Q22	2Q22	1Q22	1Q23 vs. 4Q22		1Q23 vs. 1Q22
Interest-free deposits	$49,592	$53,107	$55,806	$58,911	$58,117	$(3,515)	(6.6)%	$(8,525)	(14.7)%
Interest-bearing checking	24,697	25,379	26,665	27,533	27,771	(682)	(2.7)%	(3,074)	(11.1)%
Savings	15,418	15,840	16,176	16,200	15,539	(422)	(2.7)%	(121)	(0.8)%
Money market—domestic	32,521	33,218	31,520	31,348	31,402	(697)	(2.1)%	1,119	3.6%
Low-cost deposits	122,228	127,544	130,167	133,992	132,829	(5,316)	(4.2)%	(10,601)	(8.0)%
Time deposits	6,813	5,462	5,351	5,600	5,905	1,351	24.7%	908	15.4%
Corporate treasury other deposits	1	1	—	—	—	—	NM	1	NM
Total Deposits	$129,042	$133,007	$135,518	$139,592	$138,734	$(3,965)	(3.0)%	(9,692)	(7.0)%

	Average Balances
($ amounts in millions)	1Q23	4Q22	3Q22	2Q22	1Q22	1Q23 vs. 4Q22		1Q23 vs. 1Q22
Consumer Bank Segment	$82,200	$83,555	$84,741	$85,224	$83,054	$(1,355)	(1.6)%	$(854)	(1.0)%
Corporate Bank Segment	36,273	38,176	39,058	41,920	42,609	(1,903)	(5.0)%	(6,336)	(14.9)%
Wealth Management Segment	8,463	9,065	9,467	10,020	10,407	(602)	(6.6)%	(1,944)	(18.7)%
Other (1)	2,106	2,211	2,252	2,428	2,664	(105)	(4.7)%	(558)	(20.9)%
Total Deposits	$129,042	$133,007	$135,518	$139,592	$138,734	$(3,965)	(3.0)%	$(9,692)	(7.0)%

	Average Balances
($ amounts in millions)	1Q23	4Q22	3Q22	2Q22	1Q22	1Q23 vs. 4Q22		1Q23 vs. 1Q22
Wealth Management - Private Wealth	$7,785	$8,367	$8,792	$9,266	$9,591	$(582)	(7.0)%	$(1,806)	(18.8)%
Wealth Management - Institutional Services	678	698	675	754	816	(20)	(2.9)%	(138)	(16.9)%
Total Wealth Management Segment Deposits	$8,463	$9,065	$9,467	$10,020	$10,407	$(602)	(6.6)%	$(1,944)	(18.7)%
________
NM - Not meaningful.
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits).

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2023 Earnings Release
Consolidated Statements of Income

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Interest income on:
Loans, including fees	$1,360	$1,208	$1,072	$932	$876
Debt securities	187	222	171	157	138
Loans held for sale	7	9	8	10	9
Other earning assets	87	113	92	56	29
Total interest income	1,641	1,552	1,343	1,155	1,052
Interest expense on:
Deposits	179	114	50	20	13
Short-term borrowings	5	—	—	—	—
Long-term borrowings	40	37	31	27	24
Total interest expense	224	151	81	47	37
Net interest income	1,417	1,401	1,262	1,108	1,015
Provision for (benefit from) credit losses	135	112	135	60	(36)
Net interest income after provision for (benefit from) credit losses	1,282	1,289	1,127	1,048	1,051
Non-interest income:
Service charges on deposit accounts	155	152	156	165	168
Card and ATM fees	121	130	126	133	124
Wealth management income	112	108	108	102	101
Capital markets income	42	61	93	112	73
Mortgage income	24	24	37	47	48
Securities gains (losses), net	(2)	—	(1)	—	—
Other	82	125	86	81	70
Total non-interest income	534	600	605	640	584
Non-interest expense:
Salaries and employee benefits	616	604	593	575	546
Equipment and software expense	102	102	98	97	95
Net occupancy expense	73	74	76	75	75
Other	236	237	403	201	217
Total non-interest expense	1,027	1,017	1,170	948	933
Income before income taxes	789	872	562	740	702
Income tax expense	177	187	133	157	154
Net income	$612	$685	$429	$583	$548
Net income available to common shareholders	$588	$660	$404	$558	$524
Weighted-average shares outstanding—during quarter:
Basic	935	934	934	934	938
Diluted	942	941	940	940	947
Actual shares outstanding—end of quarter	935	934	934	934	933
Earnings per common share: (1)
Basic	$0.63	$0.71	$0.43	$0.60	$0.56
Diluted	$0.62	$0.70	$0.43	$0.59	$0.55
Taxable-equivalent net interest income	$1,430	$1,414	$1,274	$1,119	$1,026
________
(1) Quarterly amounts may not add to year-to-date amounts due to rounding.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2023 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis

	Quarter Ended
	3/31/2023			12/31/2022
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$—	$—	—%	$1	$—	3.56%
Debt securities (2)(3)	32,044	187	2.33	32,213	222	2.75
Loans held for sale	389	7	7.23	537	9	6.53
Loans, net of unearned income:
Commercial and industrial (4)	51,158	763	6.02	50,135	647	5.10
Commercial real estate mortgage—owner-occupied (5)	5,013	61	4.88	5,073	55	4.27
Commercial real estate construction—owner-occupied	292	4	5.26	289	4	4.96
Commercial investor real estate mortgage	6,444	100	6.23	6,406	89	5.43
Commercial investor real estate construction	1,960	35	7.09	1,884	30	6.24
Residential first mortgage	18,957	161	3.40	18,595	155	3.33
Home equity	5,921	88	5.93	6,017	81	5.31
Consumer credit card	1,214	45	14.93	1,207	44	14.34
Other consumer—exit portfolios	527	8	6.20	613	9	6.07
Other consumer	5,791	108	7.56	5,533	107	7.77
Total loans, net of unearned income	97,277	1,373	5.68	95,752	1,221	5.05
Interest bearing deposits in other banks	6,508	72	4.49	10,600	100	3.74
Other earning assets	1,340	15	4.70	1,380	13	3.76
Total earning assets	137,558	1,654	4.84	140,483	1,565	4.42
Unrealized gains/(losses) on debt securities available for sale, net (2)	(3,081)			(3,582)
Allowance for loan losses	(1,427)			(1,447)
Cash and due from banks	2,360			2,406
Other non-earning assets	17,672			17,808
	$153,082			$155,668
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$15,418	4	0.11	$15,840	4	0.10
Interest-bearing checking	24,697	54	0.89	25,379	42	0.65
Money market	32,521	91	1.13	33,218	57	0.69
Time deposits	6,813	30	1.80	5,462	11	0.80
Other deposits	1	—	4.66	1	—	4.66
Total interest-bearing deposits (6)	79,450	179	0.91	79,900	114	0.57
Short-term borrowings	400	5	4.92	—	—	—
Long-term borrowings	2,286	40	6.91	2,275	37	6.38
Total interest-bearing liabilities	82,136	224	1.10	82,214	151	0.73
Non-interest-bearing deposits (6)	49,592	—	—	53,107	—	—
Total funding sources	131,728	224	0.69	135,321	151	0.44
Net interest spread (2)			3.73			3.69
Other liabilities	4,891			4,904
Shareholders’ equity	16,457			15,442
Noncontrolling interest	6			1
	$153,082			$155,668
Net interest income/margin FTE basis (2)		$1,430	4.22%		$1,414	3.99%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3)    Interest income includes no hedging income for the quarter ended March 31, 2023 and $40 million for the quarter ended December 31, 2022. Hedging income for the quarter ended December 31, 2022 reflects strategies designed to accelerate hedge notional maturities through the use of pay-fixed swaps. Benefits migrated from securities to loans in the first quarter of 2023.
(4) Interest income includes hedging expense of $13 million for the quarter ended March 31, 2023 and $43 million for the quarter ended December 31, 2022.
(5) Interest income includes hedging expense of $2 million for the quarter ended March 31, 2023 and $5 million for the quarter ended December 31, 2022.
(6) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.56% for the quarter ended March 31, 2023 and 0.34% for the quarter ended December 31, 2022.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2023 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Quarter Ended
	9/30/2022			6/30/2022			3/31/2022
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	2.43%	$—	$—	—%	$2	$—	0.18%
Debt securities (2)	32,101	171	2.12	31,429	157	2.00	29,342	138	1.88
Loans held for sale	539	8	6.09	704	10	5.39	782	9	4.89
Loans, net of unearned income:
Commercial and industrial (3)	49,120	549	4.42	46,538	480	4.12	43,993	447	4.10
Commercial real estate mortgage—owner-occupied (4)	5,167	56	4.20	5,204	56	4.31	5,237	57	4.35
Commercial real estate construction—owner-occupied	274	3	4.53	273	2	3.85	269	3	3.91
Commercial investor real estate mortgage	6,115	64	4.06	5,760	39	2.69	5,514	30	2.19
Commercial investor real estate construction	1,764	22	4.77	1,668	14	3.34	1,568	11	2.83
Residential first mortgage	18,125	147	3.24	17,569	137	3.12	17,496	135	3.09
Home equity	6,050	68	4.49	6,082	56	3.76	6,163	55	3.55
Consumer credit card	1,176	40	13.79	1,145	36	12.38	1,142	35	12.48
Other consumer—exit portfolios	716	10	5.72	836	13	5.93	987	14	5.84
Other consumer	6,177	125	8.03	5,689	110	7.73	5,445	100	7.42
Total loans, net of unearned income	94,684	1,084	4.53	90,764	943	4.15	87,814	887	4.07
Interest bearing deposits in other banks	14,353	81	2.25	22,246	45	0.81	26,606	13	0.20
Other earning assets	1,379	11	3.34	1,445	11	2.79	1,306	16	5.02
Total earning assets	143,057	1,355	3.76	146,588	1,166	3.18	145,852	1,063	2.93
Unrealized gains/(losses) on debt securities available for sale, net (2)	(2,389)			(2,107)			(549)
Allowance for loan losses	(1,432)			(1,419)			(1,472)
Cash and due from banks	2,291			2,386			2,200
Other non-earning assets	16,895			16,378			15,697
	$158,422			$161,826			$161,728
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$16,176	5	0.11	$16,200	5	0.12	$15,539	5	0.13
Interest-bearing checking	26,665	22	0.33	27,533	6	0.09	27,771	2	0.03
Money market	31,520	17	0.22	31,348	4	0.05	31,402	2	0.02
Time deposits	5,351	6	0.45	5,600	5	0.34	5,905	4	0.30
Total interest-bearing deposits (5)	79,712	50	0.25	80,681	20	0.10	80,617	13	0.07
Other short-term borrowings	30	—	0.23	7	—	1.01	9	—	0.16
Long-term borrowings	2,319	31	5.39	2,328	27	4.53	2,390	24	4.06
Total interest-bearing liabilities	82,061	81	0.39	83,016	47	0.22	83,016	37	0.18
Non-interest-bearing deposits (5)	55,806	—	—	58,911	—	—	58,117	—	—
Total funding sources	137,867	81	0.23	141,927	47	0.13	141,133	37	0.11
Net interest spread (2)			3.36			2.95			2.75
Other liabilities	4,082			3,495			2,878
Shareholders’ equity	16,473			16,404			17,717
	$158,422			$161,826			$161,728
Net interest income/margin FTE basis (2)		$1,274	3.53%		$1,119	3.06%		$1,026	2.85%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Interest income includes hedging income of zero, $69 million, and $98 million for the quarters ended September 30, 2022 , June 30, 2022, and March 31, 2022, respectively.
(4) Interest income includes hedging income of zero, $9 million, and $12 million for the quarters ended September 30, 2022, June 30, 2022, and March 31, 2022, respectively.
(5) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.15% for the quarter ended September 30, 2022, 0.06% for the quarter ended June 30, 2022 and 0.04% for the quarter ended March 31, 2022.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2023 Earnings Release
Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income tables below present computations of pre-tax pre-provision income excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations.

	Quarter Ended
($ amounts in millions)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022	1Q23 vs. 4Q22		1Q23 vs. 1Q22
Net income available to common shareholders (GAAP)	$588	$660	$404	$558	$524	$(72)	(10.9)%	$64	12.2%
Preferred dividends (GAAP)	24	25	25	25	24	(1)	(4.0)%	—	NM
Income tax expense (GAAP)	177	187	133	157	154	(10)	(5.3)%	23	14.9%
Income before income taxes (GAAP)	789	872	562	740	702	(83)	(9.5)%	87	12.4%
Provision for (benefit from) credit losses (GAAP)	135	112	135	60	(36)	23	20.5%	171	475.0%
Pre-tax pre-provision income (non-GAAP)	924	984	697	800	666	(60)	(6.1)%	258	38.7%
Other adjustments:
Securities (gains) losses, net	2	—	1	—	—	2	NM	2	NM
Leveraged lease termination gains, net	(1)	—	—	—	(1)	(1)	NM	—	NM
Insurance proceeds (1)	—	(50)	—	—	—	50	100.0%	—	NM
Branch consolidation, property and equipment charges	2	5	3	(6)	1	(3)	(60.0)%	1	100.0%
Professional, legal and regulatory expenses (1)	—	—	179	—	—	—	NM	—	NM
Total other adjustments	3	(45)	183	(6)	—	48	106.7%	3	NM
Adjusted pre-tax pre-provision income (non-GAAP)	$927	$939	$880	$794	$666	$(12)	(1.3)%	$261	39.2%

______
NM - Not meaningful
(1) In the third quarter of 2022, the Company settled a previously disclosed matter with the Consumer Financial Protection Bureau. The Company received an insurance reimbursement related to the settlement in the fourth quarter of 2022.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2023 Earnings Release
Non-Interest Income

	Quarter Ended
($ amounts in millions)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022	1Q23 vs. 4Q22		1Q23 vs. 1Q22
Service charges on deposit accounts	$155	$152	$156	$165	$168	$3	2.0%	$(13)	(7.7)%
Card and ATM fees	121	130	126	133	124	(9)	(6.9)%	(3)	(2.4)%
Wealth management income	112	108	108	102	101	4	3.7%	11	10.9%
Capital markets income (1)	42	61	93	112	73	(19)	(31.1)%	(31)	(42.5)%
Mortgage income (2)	24	24	37	47	48	—	NM	(24)	(50.0)%
Commercial credit fee income	26	25	26	23	22	1	4.0%	4	18.2%
Bank-owned life insurance	17	17	15	16	14	—	NM	3	21.4%
Market value adjustments on employee benefit assets-other (3)	(1)	(9)	(5)	(17)	(14)	8	88.9%	13	92.9%
Securities gains (losses), net	(2)	—	(1)	—	—	(2)	NM	(2)	NM
Insurance proceeds (4)	—	50	—	—	—	(50)	(100.0)	—	NM
Other miscellaneous income	40	42	50	59	48	(2)	(4.8)%	(8)	(16.7)%
Total non-interest income	$534	$600	$605	$640	$584	$(66)	(11.0)%	$(50)	(8.6)%
Mortgage Income

	Quarter Ended
($ amounts in millions)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022	1Q23 vs. 4Q22		1Q23 vs. 1Q22
Production and sales	$13	$11	$18	$23	$43	$2	18.2%	$(30)	(69.8)%
Loan servicing	38	42	40	28	27	(4)	(9.5)%	11	40.7%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	(12)	—	28	52	47	(12)	NM	(59)	(125.5)%
MSRs hedge gain (loss)	9	(6)	(26)	(41)	(52)	15	250.0%	61	117.3%
MSRs change due to payment decay	(24)	(23)	(23)	(15)	(17)	(1)	(4.3)%	(7)	(41.2)%
MSR and related hedge impact	(27)	(29)	(21)	(4)	(22)	2	6.9%	(5)	(22.7)%
Total mortgage income	$24	$24	$37	$47	$48	$—	NM	$(24)	(50.0)%

Mortgage production - portfolio	$580	$712	$997	$1,277	$1,021	$(132)	(18.5)%	$(441)	(43.2)%
Mortgage production - agency/secondary market	302	314	526	680	819	(12)	(3.8)%	(517)	(63.1)%
Total mortgage production	$882	$1,026	$1,523	$1,957	$1,840	$(144)	(14.0)%	$(958)	(52.1)%

Mortgage production - purchased	88.3%	87.9%	88.1%	82.9%	65.7%
Mortgage production - refinanced	11.7%	12.1%	11.9%	17.1%	34.3%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022	1Q23 vs. 4Q22		1Q23 vs. 1Q22
Investment management and trust fee income	$76	$76	$74	$72	$75	$—	NM	$1	1.3%
Investment services fee income	36	32	34	30	26	4	12.5%	10	38.5%
Total wealth management income (5)	$112	$108	$108	$102	$101	$4	3.7%	$11	10.9%
Capital Markets Income

	Quarter Ended
($ amounts in millions)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022	1Q23 vs. 4Q22		1Q23 vs. 1Q22
Capital markets income	$42	$61	$93	$112	$73	$(19)	(31.1)%	$(31)	(42.5)%
Less: Valuation adjustments on customer derivatives (6)	(33)	(11)	21	20	6	(22)	(200.0)%	(39)	NM
Capital markets income excluding valuation adjustments	$75	$72	$72	$92	$67	$3	4.2%	$8	11.9%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)Mortgage income in the first quarter of 2022 includes approximately $12 million in gains associated with the re-securitization and sale of approximately $285 million of Ginnie Mae loans that had been previously repurchased from their pools.
(3)These market value adjustments relate to assets held for employee and director benefits that are offset within salaries and employee benefits expense and other non-interest expense.
(4)In the third quarter of 2022, the Company settled a previously disclosed matter with the Consumer Financial Protection Bureau. The Company received an insurance reimbursement related to the settlement in the fourth quarter of 2022.
(5)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(6)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2023 Earnings Release
Non-Interest Expense

	Quarter Ended
($ amounts in millions)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022	1Q23 vs. 4Q22		1Q23 vs. 1Q22
Salaries and employee benefits	$616	$604	$593	$575	$546	$12	2.0%	$70	12.8%
Equipment and software expense	102	102	98	97	95	—	NM	7	7.4%
Net occupancy expense	73	74	76	75	75	(1)	(1.4)%	(2)	(2.7)%
Outside services	39	41	40	38	38	(2)	(4.9)%	1	2.6%
Marketing	27	27	29	22	24	—	NM	3	12.5%
Professional, legal and regulatory expenses	19	23	199	24	17	(4)	(17.4)%	2	11.8%
Credit/checkcard expenses	14	14	13	13	26	—	NM	(12)	(46.2)%
FDIC insurance assessments	25	18	16	13	14	7	38.9%	11	78.6%
Visa class B shares expense	8	7	3	9	5	1	14.3%	3	60.0%
Branch consolidation, property and equipment charges	2	5	3	(6)	1	(3)	(60.0)%	1	100.0%
Other miscellaneous expenses	102	102	100	88	92	—	NM	10	10.9%
Total non-interest expense	$1,027	$1,017	$1,170	$948	$933	$10	1.0%	$94	10.1%
_________
NM - Not Meaningful

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2023 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Adjusted Total Revenue
The table below presents computations of the efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the adjusted efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the adjusted fee income ratio. Net interest income and non-interest income are added together to arrive at total revenue. Adjustments are made to arrive at adjusted total revenue (non-GAAP). Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the adjusted fee income and adjusted efficiency ratios. Also presented is a computation of the adjusted operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP).

		Quarter Ended
($ amounts in millions)		3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022	1Q23 vs. 4Q22		1Q23 vs. 1Q22
Non-interest expense (GAAP)	A	$1,027	$1,017	$1,170	$948	$933	$10	1.0%	$94	10.1%
Adjustments:
Branch consolidation, property and equipment charges		(2)	(5)	(3)	6	(1)	3	60.0%	(1)	(100.0)%
Professional, legal and regulatory expenses (1)		—	—	(179)	—	—	—	NM	—	NM
Adjusted non-interest expense (non-GAAP)	B	$1,025	$1,012	$988	$954	$932	$13	1.3%	$93	10.0%
Net interest income (GAAP)	C	$1,417	$1,401	$1,262	$1,108	$1,015	$16	1.1%	$402	39.6%
Taxable-equivalent adjustment		13	13	12	11	11	—	NM	2	18.2%
Net interest income, taxable-equivalent basis	D	$1,430	$1,414	$1,274	$1,119	$1,026	$16	1.1%	$404	39.4%
Non-interest income (GAAP)	E	$534	$600	$605	$640	$584	$(66)	(11.0)%	$(50)	(8.6)%
Adjustments:
Securities (gains) losses, net		2	—	1	—	—	2	NM	2	NM
Leveraged lease termination gains		(1)	—	—	—	(1)	(1)	NM	—	NM
Insurance proceeds (1)		—	(50)	—	—	—	50	100.0%	—	NM
Adjusted non-interest income (non-GAAP)	F	$535	$550	$606	$640	$583	$(15)	(2.7)%	$(48)	(8.2)%
Total revenue	C+E=G	$1,951	$2,001	$1,867	$1,748	$1,599	$(50)	(2.5)%	$352	22.0%
Adjusted total revenue (non-GAAP)	C+F=H	$1,952	$1,951	$1,868	$1,748	$1,598	$1	0.1%	$354	22.2%
Total revenue, taxable-equivalent basis	D+E=I	$1,964	$2,014	$1,879	$1,759	$1,610	$(50)	(2.5)%	$354	22.0%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$1,965	$1,964	$1,880	$1,759	$1,609	$1	0.1%	$356	22.1%
Operating leverage ratio (GAAP) (2)	I-A									11.9%
Adjusted operating leverage ratio (non-GAAP) (2)	J-B									12.1%
Efficiency ratio (GAAP) (2)	A/I	52.3%	50.5%	62.3%	53.9%	57.9%
Adjusted efficiency ratio (non-GAAP) (2)	B/J	52.2%	51.6%	52.6%	54.2%	57.9%
Fee income ratio (GAAP) (2)	E/I	27.2%	29.8%	32.2%	36.4%	36.3%
Adjusted fee income ratio (non-GAAP) (2)	F/J	27.2%	28.0%	32.2%	36.4%	36.2%
________
NM - Not Meaningful
(1)In the third quarter of 2022, the Company settled a previously disclosed matter with the Consumer Financial Protection Bureau. The Company received an insurance reimbursement related to the settlement in the fourth quarter of 2022.
(2)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2023 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures

Return Ratios

The table below provides a calculation of “return on average tangible common shareholders’ equity” (non-GAAP). Tangible common shareholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. In calculating return on average tangible common shareholders' equity Regions makes adjustments to shareholders' equity including average intangible assets and related deferred taxes, average preferred stock and average accumulated other comprehensive income (AOCI). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY
Net income available to common shareholders (GAAP)	A	$588	$660	$404	$558	$524
Average shareholders' equity (GAAP)		$16,457	$15,442	$16,473	$16,404	$17,717
Less:
Average intangible assets (GAAP)		5,977	5,996	6,019	6,034	6,043
Average deferred tax liability related to intangibles (GAAP)		(103)	(105)	(104)	(101)	(100)
Average preferred stock (GAAP)		1,659	1,659	1,659	1,659	1,659
Average tangible common shareholders' equity (non-GAAP)	B	$8,924	$7,892	$8,899	$8,812	$10,115
Less: Average AOCI, after tax		(3,081)	(3,535)	(2,213)	(1,921)	(379)
Average tangible common shareholders' equity excluding AOCI (non-GAAP)	C	$12,005	$11,427	$11,112	$10,733	$10,494
Return on average tangible common shareholders' equity (non-GAAP) (1)	A/B	26.70%	33.20%	18.02%	25.40%	21.00%
Return on average tangible common shareholders' equity excluding AOCI (non-GAAP) (1)	A/C	19.85%	22.91%	14.42%	20.85%	20.25%
____
*Annualized
(1)Amounts have been calculated using whole dollar values.

Tangible Common Ratios
The following table provides a reconciliation of shareholders’ equity (GAAP) to tangible common shareholders’ equity (non-GAAP) and the calculations of the end of period “tangible common shareholders’ equity to tangible assets” and "tangible common book value per share" ratios (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders' equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
TANGIBLE COMMON RATIOS
Shareholders’ equity (GAAP)	A	$16,883	$15,947	$15,173	$16,507	$16,982
Less:
Preferred stock (GAAP)		1,659	1,659	1,659	1,659	1,659
Intangible assets (GAAP)		5,971	5,982	6,005	6,028	6,040
Deferred tax liability related to intangibles (GAAP)		(104)	(103)	(105)	(104)	(101)
Tangible common shareholders’ equity (non-GAAP)	B	$9,357	$8,409	$7,614	$8,924	$9,384
Total assets (GAAP)	C	$154,135	$155,220	$157,798	$160,908	$164,082
Less:
Intangible assets (GAAP)		5,971	5,982	6,005	6,028	6,040
Deferred tax liability related to intangibles (GAAP)		(104)	(103)	(105)	(104)	(101)
Tangible assets (non-GAAP)	D	$148,268	$149,341	$151,898	$154,984	$158,143
Shares outstanding—end of quarter	E	935	934	934	934	933
Total equity to total assets (GAAP) (1)	A/C	10.95%	10.27%	9.62%	10.26%	10.35%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (1)	B/D	6.31%	5.63%	5.01%	5.76%	5.93%
Tangible common book value per share (non-GAAP) (1)	B/E	$10.01	$9.00	$8.15	$9.55	$10.06
____
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2023 Earnings Release
Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Components:
Beginning allowance for loan losses (ALL)	$1,464	$1,418	$1,425	$1,416	$1,479
Cumulative change in accounting guidance (1)	(38)	—	—	—	—
Beginning allowance for loan losses (ALL), as adjusted for change in accounting guidance	$1,426	$1,418	$1,425	$1,416	$1,479

Loans charged-off:
Commercial and industrial	49	38	20	21	23
Commercial real estate mortgage—owner-occupied	—	1	—	1	3
Total commercial	49	39	20	22	26
Commercial investor real estate mortgage	—	5	—	—	—
Total investor real estate	—	5	—	—	—
Residential first mortgage	—	—	1	—	—
Home equity—lines of credit	1	1	2	1	1
Home equity—closed-end	—	—	—	—	1
Consumer credit card	12	11	9	10	10
Other consumer—exit portfolios	5	4	4	4	6
Other consumer (2)	38	33	99	33	33
Total consumer	56	49	115	48	51
Total	105	93	135	70	77

Recoveries of loans previously charged-off:
Commercial and industrial	10	10	12	12	13
Commercial real estate mortgage—owner-occupied	—	1	1	1	—
Total commercial	10	11	13	13	13
Commercial investor real estate mortgage	—	1	—	1	—
Total investor real estate	—	1	—	1	—
Residential first mortgage	—	1	1	1	2
Home equity—lines of credit	3	3	2	4	3
Home equity—closed-end	—	—	—	1	1
Consumer credit card	2	2	2	2	2
Other consumer—exit portfolios	1	1	—	2	2
Other consumer	6	5	7	8	8
Total consumer	12	12	12	18	18
Total	22	24	25	32	31

Net charge-offs (recoveries):
Commercial and industrial	39	28	8	9	10
Commercial real estate mortgage—owner-occupied	—	—	(1)	—	3
Total commercial	39	28	7	9	13
Commercial investor real estate mortgage	—	4	—	(1)	—
Total investor real estate	—	4	—	(1)	—
Residential first mortgage	—	(1)	—	(1)	(2)
Home equity—lines of credit	(2)	(2)	—	(3)	(2)
Home equity—closed-end	—	—	—	(1)	—
Consumer credit card	10	9	7	8	8
Other consumer—exit portfolios	4	3	4	2	4
Other consumer	32	28	92	25	25
Total consumer	44	37	103	30	33
Total	83	69	110	38	46

Provision for (benefit from) loan losses (2)	129	115	103	47	(17)
Ending allowance for loan losses (ALL)	1,472	1,464	1,418	1,425	1,416
Beginning reserve for unfunded credit commitments	118	121	89	76	95
Provision for (benefit from) unfunded credit losses	6	(3)	32	13	(19)
Ending reserve for unfunded commitments	124	118	121	89	76
Allowance for credit losses (ACL) at period end	$1,596	$1,582	$1,539	$1,514	$1,492

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2023 Earnings Release

Credit Quality (continued)
	As of and for Quarter Ended
($ amounts in millions)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Net loan charge-offs as a % of average loans, annualized (3):
Commercial and industrial	0.31%	0.22%	0.07%	0.07%	0.09%
Commercial real estate mortgage—owner-occupied	(0.02)%	(0.02)%	(0.06)%	0.05%	0.20%
Commercial real estate construction—owner-occupied	(0.05)%	(0.02)%	(0.08)%	(0.01)%	(0.03)%
Total commercial	0.28%	0.19%	0.06%	0.07%	0.10%
Commercial investor real estate mortgage	—%	0.27%	(0.01)%	(0.04)%	(0.01)%
Commercial investor real estate construction	—%	(0.01)%	—%	(0.01)%	—%
Total investor real estate	—%	0.21%	(0.01)%	(0.03)%	(0.01)%
Residential first mortgage	—%	(0.03)%	(0.01)%	(0.01)%	(0.05)%
Home equity—lines of credit	(0.22)%	(0.22)%	(0.08)%	(0.31)%	(0.17)%
Home equity—closed-end	(0.03)%	(0.02)%	(0.09)%	(0.04)%	(0.07)%
Consumer credit card	3.47%	2.94%	2.39%	2.70%	2.83%
Other consumer—exit portfolios	2.69%	2.46%	2.13%	0.80%	1.83%
Other consumer (2)	2.26%	2.08%	5.92%	1.72%	1.89%
Total consumer	0.55%	0.48%	1.25%	0.39%	0.44%
Total	0.35%	0.29%	0.46%	0.17%	0.21%
Non-performing loans, excluding loans held for sale	$554	$500	$495	$369	$335
Non-performing loans held for sale	1	3	2	3	7
Non-performing loans, including loans held for sale	555	503	497	372	342
Foreclosed properties	15	13	14	11	9
Non-performing assets (NPAs)	$570	$516	$511	$383	$351
Loans past due > 90 days (4)	$128	$208	$105	$107	$125
Criticized loans—business (5)	$3,725	$3,149	$2,771	$2,310	$2,539
Credit Ratios (3):
ACL/Loans, net	1.63%	1.63%	1.63%	1.62%	1.67%
ALL/Loans, net	1.50%	1.51%	1.50%	1.52%	1.59%
Allowance for credit losses to non-performing loans, excluding loans held for sale	288%	317%	311%	410%	446%
Allowance for loan losses to non-performing loans, excluding loans held for sale	266%	293%	287%	386%	423%
Non-performing loans, excluding loans held for sale/Loans, net	0.56%	0.52%	0.52%	0.39%	0.37%
NPAs (ex. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale	0.58%	0.53%	0.54%	0.41%	0.39%
NPAs (inc. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale (4)	0.71%	0.75%	0.65%	0.52%	0.53%
(1)Regions adopted accounting guidance on January 1, 2023 that removed the definition of troubled debt restructurings and replaced it with modifications to borrowers (MTBs) experiencing financial difficulty. The Company recorded the cumulative effect of the change in accounting guidance as an increase in retained earnings and a reduction in deferred tax assets.
(2)At the end of the third quarter of 2022, the Company sold certain unsecured consumer loans with an associated allowance of $94 million at the time of the sale. As shown in the table below, there was a $63 million fair value mark recorded through charge-offs, which resulted in a net provision benefit of $31 million associated with the sale.
(3)Amounts have been calculated using whole dollar values.
(4)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 18 for amounts related to these loans.
(5)Business represents the combined total of commercial and investor real estate loans.

Adjusted Net Charge-offs and Ratio (non-GAAP)

At the end of the third quarter of 2022, the Company made the strategic decision to sell certain unsecured consumer loans. These loans were marked down to fair value through charge-offs as shown below. Management believes that excluding the incremental increase to net charge-offs from the net charge-off ratio (GAAP) to arrive at an adjusted net charge-off ratio (non-GAAP) will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance.

	For the Quarter Ended
($ amounts in millions)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Net loan charge-offs (GAAP)	$83	$69	$110	$38	$46
Less: charge-offs associated with the sale of unsecured consumer loans	—	—	63	—	—
Adjusted net loan charge-offs (non-GAAP)	$83	$69	$47	$38	$46
Adjusted net loan charge-offs as a % of average loans, annualized (non-GAAP) (1)	0.35%	0.29%	0.19%	0.17%	0.21%
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2023 Earnings Release
Non-Performing Loans (excludes loans held for sale)

	As of
($ amounts in millions, %'s calculated using whole dollar values)	3/31/2023		12/31/2022		9/30/2022		6/30/2022		3/31/2022
Commercial and industrial	$385	0.74%	$347	0.68%	$333	0.67%	$257	0.53%	$216	0.47%
Commercial real estate mortgage—owner-occupied	34	0.68%	29	0.58%	29	0.57%	29	0.55%	32	0.61%
Commercial real estate construction—owner-occupied	6	1.85%	6	1.93%	6	2.22%	10	3.92%	10	3.75%
Total commercial	425	0.74%	382	0.68%	368	0.67%	296	0.55%	258	0.50%
Commercial investor real estate mortgage	67	1.06%	53	0.83%	59	0.93%	3	0.05%	2	0.04%
Total investor real estate	67	0.80%	53	0.63%	59	0.72%	3	0.04%	2	0.03%
Residential first mortgage	26	0.14%	31	0.16%	29	0.16%	27	0.15%	31	0.18%
Home equity—lines of credit	30	0.90%	28	0.79%	32	0.90%	36	1.00%	37	1.02%
Home equity—closed-end	6	0.23%	6	0.24%	7	0.28%	7	0.28%	7	0.28%
Total consumer	62	0.19%	65	0.20%	68	0.22%	70	0.22%	75	0.24%
Total non-performing loans	$554	0.56%	$500	0.52%	$495	0.52%	$369	0.39%	$335	0.37%

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	3/31/2023		12/31/2022		9/30/2022		6/30/2022		3/31/2022
Commercial and industrial	$47	0.09%	$56	0.11%	$77	0.16%	$37	0.08%	$37	0.08%
Commercial real estate mortgage—owner-occupied	7	0.14%	9	0.18%	5	0.09%	5	0.10%	6	0.11%
Commercial real estate construction—owner-occupied	—	—%	—	—%	—	—%	—	—%	1	0.46%
Total commercial	54	0.09%	65	0.12%	82	0.15%	42	0.08%	44	0.09%
Commercial investor real estate mortgage	1	0.01%	—	—%	1	—%	—	—%	16	0.29%
Total investor real estate	1	0.01%	—	—%	1	—%	—	—%	16	0.23%
Residential first mortgage—non-guaranteed (1)	74	0.39%	86	0.47%	85	0.47%	71	0.41%	58	0.34%
Home equity—lines of credit	28	0.83%	30	0.85%	20	0.58%	16	0.45%	20	0.55%
Home equity—closed-end	10	0.38%	11	0.44%	11	0.44%	11	0.43%	12	0.47%
Consumer credit card	15	1.24%	16	1.26%	17	1.39%	13	1.11%	13	1.12%
Other consumer—exit portfolios	7	1.38%	10	1.75%	10	1.49%	10	1.31%	11	1.21%
Other consumer	69	1.18%	67	1.18%	49	0.93%	48	0.81%	45	0.82%
Total consumer (1)	203	0.74%	220	0.82%	192	0.73%	169	0.66%	159	0.64%
Total accruing 30-89 days past due loans (1)	$258	0.26%	$285	0.29%	$275	0.29%	$211	0.23%	$219	0.25%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	3/31/2023		12/31/2022		9/30/2022		6/30/2022		3/31/2022
Commercial and industrial	$23	0.04%	$30	0.06%	$4	0.01%	$4	0.01%	$5	0.01%
Commercial real estate mortgage—owner-occupied	—	0.01%	1	0.02%	—	—%	1	0.02%	1	0.01%
Total commercial	23	0.04%	31	0.05%	4	0.01%	5	0.01%	6	0.01%
Commercial investor real estate mortgage	—	—%	40	0.63%	—	—%	—	—%	—	—%
Total investor real estate	—	—%	40	0.48%	—	—%	—	—%	—	—%
Residential first mortgage—non-guaranteed (2)	47	0.25%	47	0.26%	50	0.28%	50	0.29%	61	0.36%
Home equity—lines of credit	17	0.50%	15	0.44%	17	0.47%	16	0.46%	19	0.52%
Home equity—closed-end	8	0.36%	8	0.33%	8	0.31%	9	0.36%	11	0.45%
Consumer credit card	15	1.20%	15	1.19%	13	1.12%	11	0.97%	12	1.11%
Other consumer—exit portfolios	1	0.18%	1	0.19%	1	0.20%	2	0.19%	2	0.19%
Other consumer	17	0.30%	17	0.29%	12	0.22%	14	0.23%	14	0.25%
Total consumer (2)	105	0.42%	103	0.42%	101	0.40%	102	0.41%	119	0.50%
Total accruing 90+ days past due loans (2)	$128	0.13%	$174	0.18%	$105	0.11%	$107	0.11%	$125	0.14%

Total delinquencies (1) (2)	$386	0.39%	$459	0.47%	$380	0.40%	$318	0.34%	$344	0.39%
(1)Excludes loans that are 100% guaranteed by FHA and guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 30-89 days past due guaranteed loans excluded were $37 million at 3/31/2023, $46 million at 12/31/2022, $39 million at 9/30/2022, $42 million at 6/30/2022, and $39 million at 3/31/2022.
(2)Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $30 million at 3/31/2023, $34 million at 12/31/2022, $26 million at 9/30/2022, $28 million at 6/30/2022, and $37 million at 3/31/2022.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2023 Earnings Release
Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below:
•Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.
•Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our businesses and our financial results and conditions.
•Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity.
•Volatility and uncertainty related to inflation and the effects of inflation, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally.
•The impact of pandemics, including the COVID-19 pandemic, on our businesses, operations, and financial results and conditions. The duration and severity of any pandemic could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values, and result in lost revenue or additional expenses.
•Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment, declining operations of the reporting unit or other factors.
•The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios, and our ability to return capital to shareholders.
•Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases.
•Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses.
•Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities.
•Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs.
•Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.
•Rising interest rates could negatively impact the value of our portfolio of investment securities.
•The loss of value of our investment portfolio could negatively impact market perceptions of us.
•The effects of social media on market perceptions of us and banks generally.
•Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital.
•Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are.
•Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue.
•Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors.
•Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as special FDIC assessments, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders.
•Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements.
•Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted.
•The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.
•The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.
•Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses.
•Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives.
•The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses.
•The success of our marketing efforts in attracting and retaining customers.
•Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to First Quarter 2023 Earnings Release
•Fraud or misconduct by our customers, employees or business partners.
•Any inaccurate or incomplete information provided to us by our customers or counterparties.
•Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively.
•Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms.
•Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms.
•The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.
•The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses.
•The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage (specifically in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change.
•Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries.
•Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation.
•Our ability to achieve our expense management initiatives.
•Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans.
•Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets.
•The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses.
•Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders.
•Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect.
•Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated.
•The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws.
•The effects of any damage to our reputation resulting from developments related to any of the items identified above.
•Other risks identified from time to time in reports that we file with the SEC.
The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2022 and in Regions’ subsequent filings with the SEC.
You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law.
Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551.